EXHIBIT 23.1

[LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion in the Annual Report on Form 40-F of Lundin Mining Corporation of our report dated March 31, 2007 relating to the consolidated financial statements of Lundin Mining Corporation for the year ended December 31, 2006.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP

Chartered Accountants

British Columbia, Canada

March 31, 2007